UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K/A
(Amendment No. 1)

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	March 23, 2009

Biolase Technology, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	000-19627	87-0442441
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

4 Cromwell, Irvine, California		92618
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	949-361-1200

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On March 26, 2009, Biolase Technology, Inc. (the "Company") filed a Current Report on Form 8-K with the Securities and Exchange Commission (the "March 26, 2009 Form 8-K") to disclose that on March 23, 2009, the Company received a letter from The NASDAQ Stock Market (the "NASDAQ Letter") indicating that the Company did not comply with the minimum stockholders’ equity requirement for continued listing on The NASDAQ Global Market. Pursuant to the NASDAQ Letter, NASDAQ requested that the Company submit a detailed plan of compliance by April 7, 2009, or alternatively, apply for transfer of its securities to The NASDAQ Capital Market.

The purpose of this amendment to the March 26, 2009 Form 8-K is to disclose that, after considering the alternatives, on April 7, 2009 the Company elected to apply to transfer the listing of its securities to the NASDAQ Capital Market.

The Company believes that, as of the date of this filing, it is in compliance with the requirements for listing with the NASDAQ Capital Market. Until the Company's request is determined by NASDAQ, the Company's stock will continue to trade on the NASDAQ Global Market under the symbol "BLTI." The NASDAQ Capital Market operates in substantially the same manner as The NASDAQ Global Market. Companies listed on the NASDAQ Capital Market must comply with the same corporate governance standards applicable to companies listed on The NASDAQ Global Market. Following transfer, the Company's shares are expected to continue to trade under the symbol "BLTI" in the same manner as they have traded in the past.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Biolase Technology, Inc.

April 8, 2009	By:	/s/ David M. Mulder

Name: David M. Mulder
Title: Chief Executive Officer